Exhibit 99.1

NR14-22	October 28, 2014

Corvus Gold Drills 35.9 metres @ 17 g/t Gold and 20 g/t Silver Including 6.7 metres @ 73 g/t Gold (2.1 ounces per ton) and 38 g/t Silver in Shoot Target of the Yellowjacket Deposit, North Bullfrog Project, Nevada

NB-14-400	Josh Vein: 6 metres @ 14 g/t Gold and 60 g/t Silver
Footwall Stockwork: 16.3 metres @ 33 g/t Gold and 20 g/t Silver
Including 6.7 metres @ 73 g/t Gold and 38 g/t Silver
NB-14-401	Hangingwall Stockwork: 21 metres @ 7 g/t Gold and 8 g/t Silver

Vancouver, B.C… Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) announces results from holes NB-14-400 and NB-14-401 which have respectively returned broad intercepts of 36 metres @ 17 g/t gold and 32 metres of 5 g/t gold (Table 1). These new results continue to fill a gap in the previous drilling in an area targeted for high-grade mineralization related to shoot development (Figure 1). This release represents the first three of 18 completed holes with another 10-12 planned holes in the phase two 2014 drill program.

Mineralization in this target area occurs in the form of native gold in quartz veins primarily within the stockwork zone around the main Josh Vein. This new high-grade zone, originally hit in hole NB-14-399, is expanding at depth with grades that are 5 to 15 times the average of the system overall and higher than the main Josh Vein. These results indicate that the most productive part of the system is not exclusively the main Josh Vein and opens up the possibility of further broad above Josh Vein grade zones within Yellowjacket’s stockwork.

Table 1: Significant Intercepts* from Recent Drilling at Yellowjacket

(Reported drill intercepts are not true widths. At this time, there is insufficient data with respect to the shape of the mineralization to calculate its true orientation in space.)

Hole ID	From (m)	To (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comments
	112.2	115.4	3.2	0.7	4.9	Hangingwall Stockwork
NB-14-399	115.4	116.9	1.6	10.6	59.1	Josh Vein
	116.9	121.6	4.7	1.0	4.3	Footwall Stockwork
Azi 90, incl -45			9.4	2.5	13.7	Vein + Stockwork
	119.7	133.7	14.0	0.4	2.2	Hangingwall Stockwork
NB-14-400	133.7	139.3	5.6	13.9	60.1	Josh Vein
	139.3	155.6	16.3	32.6	20.3	Footwall Stockwork
including	145.0	151.7	6.7	73.4	38.4
Azi 90, incl -63			35.9	17.1	19.5	Vein + Stockwork
	145.7	166.8	21.1	6.9	8.0	Hangingwall Stockwork
NB-14-401	166.8	167.7	0.9	0.7	5.5	Josh Vein
	167.7	177.7	10.0	1.0	2.4	Footwall Stockwork
Azi 90, incl -73			32.0	4.9	6.2	Vein + Stockwork

*The vein intervals are defined as having >50% quartz infill and stockwork is defined as the interval in the immediate hangingwall and footwall of the vein where overall vein density exceeds 5%. Within the stockwork zones, a cutoff of 0.3g/t gold equivalent has been used assuming a 59:1 price ratio of gold to silver.

Jeff Pontius, CEO of Corvus, stated “These new results from what appears to be a key shoot in the Yellowjacket vein system have significantly expanded the potential of the deposit. Hole NB-14-400 is the best high-grade broad intercept drilled to date on the North Bullfrog Project and has now clearly outlined our large Gap Area “Shoot Target”. With only 3 of 18 completed holes reported in the ongoing Phase 2 drill program, the initial results are encouraging and continue to showcase the expansion potential as we unlock the high-grade shoot zones of the Yellowjacket Deposit.”

Figure 1: Location of Phase II drill holes at Yellowjacket. Assays from the holes indicated in fuchsia are reported in Table 1. Black traces are from holes with pending assays.
Holes are labeled with last 3 digits of name.

Geology of Holes NB-14-400 and NB-14-401

Holes NB-14-400 and NB-14-401 confirm the down dip continuity of the Josh vein system and suggest that the interaction of two faults may be responsible for the broad zones of stockwork and bonanza grades found in these holes (Figure 2). The consistency of the mineralization in NB-14-400 is remarkable, with 40% of the samples having more than 10 g/t gold (Table 2). Within the stockwork, native gold occurs in millimeter wide veinlets where they interact with pre-existing veins forming spectacular dendritic textures (Figure 3). The style of mineralization is similar to that observed in hole NB-13-347 (14m @ 7 g/t gold and 21 g/t silver, NR13-20, September 5, 2013) and NB-14-399 (9.4 m @ 2.5g/t gold and 14g/t silver; NR14-18, October 1, 2014) which are approximately 50 metres up plunge from NB-14-400. Work is currently underway to determine the specific controls on this bonanza grade mineralization. The gap target zone is currently about 200 metres long and has been tested to a depth of about 175 metres down dip.

Exploration Program

Corvus is currently utilizing two core drills focusing on expanding the Yellowjacket resource along strike, internally and at depth. Phase II drilling will include approximately 30 core holes designed to expand the Yellowjacket deposit, define bonanza grade shoots within the deposit and provide material for continuing advanced metallurgical testing. The Phase II program will continue through November and, following the return of all results, the Company plans on calculating a new estimated resource in the first quarter of 2015. This resource will form the basis of an initial Preliminary Economic Assessment (PEA) that will incorporate the Yellowjacket discovery. The PEA is scheduled to be completed in Q2 of 2015. In addition, Corvus is engaged in detailed metallurgical studies of the new high-grade mineralization which have provided very encouraging initial results. The North Bullfrog Project is also being advanced on a number of development fronts as well as project characterization work ahead of permitting.

Figure 2: Geological cross section through NB-14-400 and 401 illustrating the faulting that appears to control the mineralization. Traces are coloured by gold grade with red meaning 1-4g/t gold and fuchsia indicating greater than 4g/t gold. This is the first time the Josh Footwall Fault has been identified but it appears to be an important control on mineralization.

Table 2: Individual assays from vein and footwall stockwork in NB-14-400 illustrating the grade distribution.

Sample	From (m)	To (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Geology
P490404	133.67	134.11	0.44	6.6	33
P490405	134.11	134.65	0.54	1.8	17
P490406	134.65	135.21	0.56	2.7	24
P490407	135.21	135.70	0.49	24.6	111
P490408	135.70	136.11	0.41	8.3	59	Massive
P490409	136.11	136.68	0.57	11.6	45	Quartz
P490410	136.68	137.16	0.48	17.2	56	Vein
P490411	137.16	137.63	0.47	8.0	40
P490412	137.63	138.07	0.44	20.6	79
P490414	138.07	138.47	0.40	8.4	32
P490415	138.47	138.92	0.45	34.2	125
P490416	138.92	139.31	0.39	29.2	123
P490417	139.31	139.86	0.55	2.3	11
P490418	139.86	140.40	0.54	1.0	6
P490419	140.40	140.97	0.57	1.7	4.5
P490420	140.97	141.49	0.52	3.4	5.0
P490421	141.49	142.05	0.56	0.6	3.0
P490422	142.05	142.54	0.49	0.6	4.4
P490424	142.54	143.10	0.56	1.5	4.5

P490425	143.10	143.54	0.44	2.5	6
P490426	143.54	143.99	0.45	4.6	12	Stockwork
P490427	143.99	144.48	0.49	0.6	7	with >5% vein
P490428	144.48	145.04	0.56	10.5	16
P490429	145.04	145.49	0.45	268.0	109
P490430	145.49	145.96	0.47	69.7	51
P490431	145.96	146.40	0.44	17.5	11
P490432	146.40	146.92	0.52	11.4	9
P490434	146.92	147.46	0.54	1.5	6
P490435	147.46	148.04	0.58	2.5	3.9
P490436	148.04	148.57	0.53	6.3	24
P490437	148.57	149.01	0.44	30.6	25
P490438	149.01	149.60	0.59	431.0	206
P490439	149.60	150.09	0.49	39.1	18
P490440	150.09	150.68	0.59	4.9	1.7
P490441	150.68	151.20	0.52	24.3	12
P490442	151.20	151.72	0.52	29.9	14
P490444	151.72	152.14	0.42	0.4	1.8
P490445	152.14	152.50	0.36	1.0	3.5
P490446	152.50	153.09	0.59	1.0	16
P490447	153.09	153.67	0.58	0.4	2.2
P490448	153.67	154.29	0.62	0.5	1.7
P490449	154.29	154.81	0.52	1.1	3.1
P490450	154.81	155.17	0.36	49.8	22
P490451	155.17	155.61	0.44	12.1	22
Total	Intercept		21.94	27.8	30.5

Figure 3: Dendritic gold mineralization in bonanza grade zone, 6.7 m @ 73.4 g/t gold (NB-14-400).

About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 68 km² in southern Nevada. The property package is made up of a number of private mineral leases of patented federal mining claims and 758 federal unpatented mining claims. The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

Based upon a USD 1300 gold price and a silver to gold price ratio of 59:1, the North Bullfrog project currently has estimated mineral resources defined in six deposits: the structurally controlled Yellowjacket milling deposit and the oxidized disseminated heap leach Sierra Blanca, Jolly Jane, Air Track West, Connection and Mayflower deposits. The Yellowjacket vein-style deposit has an Indicated Mineral Resource of 3.69 Mt at an average grade of 1.03 g/t gold and 5.52 g/t silver for 122,000 contained ounces of gold and 654,000 ounces of silver and an Inferred Mineral Resource of 18.40 Mt with an average grade of 0.94 g/t gold and 6.16 g/t silver for 555,000 contained ounces of gold and 3.64M ounces of silver, both at a 0.29 g/t gold cutoff.

The five oxidized disseminated heap leach deposits contain an Indicated Mineral Resource of 25.72 Mt at an average grade of 0.29 g/t gold for 240,000 contained ounces of gold and an Inferred Mineral Resource of 185.99 Mt at 0.19 g/t gold for 1,136,000 contained ounces of gold (both at a 0.13 g/t gold cut-off), with appreciable silver credits.

For full details with respect to the assumptions underlying the current resource estimate detailed herein, please review the Company’s latest NI 43-101 technical report entitled “Technical Report - The North Bullfrog Project, Bullfrog Mining District, Nye County, Nevada” dated April 1, 2014 and available on SEDAR or at the Company’s website www.corvusgold.com.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101, has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the CEO and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by National Instrument 43-101, has supervised execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Russell Myers (CPG 11433), President of Corvus, and Mark Reischman, Corvus Nevada Exploration Manager, who are responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment. All resource sample shipments are sealed and shipped to ALS Minerals in Reno, Nevada, for preparation and then on to ALS Minerals in Reno, Nevada, or Vancouver, B.C., for assaying. ALS Minerals’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration company which is focused on advancing its 100% controlled Nevada, North Bullfrog project towards a potential development decision. In addition, the Company controls a number of other North American exploration properties representing a spectrum of gold, silver and copper projects.

On behalf of

Corvus Gold Inc.

(signed) Jeffrey A. Pontius

Jeffrey A. Pontius,

Chief Executive Officer

Contact Information:           Ryan Ko

Investor Relations

Email: info@corvusgold.com

Phone: 1-888-770-7488 (toll free) or (604) 638-3246 /Fax: (604) 408-7499

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to develop multiple Yellowjacket style high-grade zones, the possibility of further broad above Josh Vein grade zones to be found within the Yellowjacket stockwork zone, the potential for there to be additional high grade shoots of mineralization at Yellowjacket, the potential for the North Bullfrog project to enter the permitting process towards a potential development decision; the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the North Bullfrog project, the timing and completion of the Phase II drill program, the timing and completion of the planned updated resource estimate and PEA for the North Bullfrog project, the potential for any mining or production at North Bullfrog, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2014 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”). Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7. Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7. Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts. The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7. In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.